Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 9, 2013 relating to the consolidated financial statements of Submittal Exchange, LLC, which appears in Textura Corporation’s Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-187745) filed on June 5, 2013.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
June 12, 2013